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                                                                  Exhibit 10.25

                                PROMISSORY NOTE
                                ---------------

$206,500                                                          23 March 2000

     FOR VALUE RECEIVED, the undersigned, MARTIN RUSHE ("Maker"), promises to pay to the order of IPCENTA LIMITED, a limited company organized under the laws of England and Wales (together with any subsequent holder hereof, "Payee"), the sum of TWO HUNDRED SIX THOUSAND FIVE HUNDRED DOLLARS ($206,500), (the "Principal Balance"), together with interest on the unpaid Principal Balance at the rate of seven percent (7%) compounded at half-yearly intervals calculated from January 15, 2000.

     The entire unpaid Principal Balance of this Promissory Note (this "Note") together with all accrued but unpaid interest and all other amounts due from Maker will be due and payable in full on the earlier of (the "Maturity Date"):
(i) January 15, 2003, or (ii) the date which is thirty (30) days after the date on which Maker's employment with Payee or an Affiliate employing Payee terminates as a result of a Termination For Cause, or (iii) the date which is ninety (90) days after the date on which Maker's employment with Payee or an Affiliate employing Payee terminates as a result of a Voluntary Termination. Maker may prepay this Note, in any amount, at any time and from time to time, without penalty. All payments made under this Note must be made in legal tender of the United States of America to Payee at Payee's principal place of business or at such other place as the holder of this Note designates in writing.

     As used herein, the following terms have the following meanings:

          "Affiliate" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of shares, by contract or otherwise, and (ii) if such Person is a partnership, any partner thereof.

          "CompleTel UK Limited Employment Agreement" means the employment agreement to be dated January 24, 2000 by and between Maker and CompleTel UK Limited, as amended from time to time in accordance with the provisions thereof.

          "Executive Agreement" means the Amended and Restated Executive Securities Agreement dated as of the date hereof by and between CompleTel LLC and Maker.

          "Termination For Cause" means (i) termination of Maker's appointment as President of CompleTel UK Limited pursuant to Section 5.1 of the CompleTel UK Limited Employment Agreement and (ii) termination of Maker's appointment as President of CompleTel UK Limited for "Cause" as such term is defined in the Executive Agreement.

          "Voluntary Termination" means any termination of Maker's appointment as President of CompleTel UK Limited other than Termination for Cause.
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     This Note is secured by Maker's interest in the common units of CompleTel
LLC (the "Collateral") issued to Maker pursuant to the Executive Agreement. Maker covenants and agrees that he will not pledge or otherwise encumber or grant a security interest in the Collateral to any other party while any indebtedness represented by this Note remains unpaid and outstanding.

     Whenever Payee sustains or incurs any losses or out-of-pocket expenses with respect to this Note in connection with (i) repayment of overdue amounts under this Note, or (ii) failure by Maker to pay all principal and interest on this Note, when due hereunder (whether at maturity, by reason of acceleration, or otherwise), Maker will pay, on demand, to Payee, in addition to any other penalties or premiums hereunder, an amount sufficient to compensate Payee for all such losses or out-of-pocket expenses, including, without limitation, all costs and expenses of a suit or proceeding (or any appeal thereof) brought for recovery of all or any part of or for protection of the indebtedness evidenced by this Note or to enforce Payee's rights hereunder, including reasonable legal fees and expenses.

     Maker acknowledges and agrees that Payee is entitled to setoff any amounts owed or distributable by Payee or any of its Affiliates to Maker against any amounts that are due and owing from Maker to Payee hereunder.

     Time is of the essence hereof. At the option of Payee, payment of the Principal Balance and any and all accrued interest thereon may be accelerated, and such amounts will be immediately due and payable without further notice or demand upon the occurrence of any of the following events (each an "Event of Default"):

     (1) Maker's failure to make any payment of any and all amounts required to be paid hereunder when due or declared due.

     (2) The occurrence of any default by Maker or event of default under any other documents executed in connection herewith.

     Unpaid principal and interest due and payable hereunder not paid when due or declared due hereunder will bear interest at the rate of 10% per annum until paid.

     The remedies provided in this Note will be cumulative, and will be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by Maker, to exercise any right or remedy will constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

     Maker and any endorser herein waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of security and to the addition or release of any party. No waiver of any payment or other right under this Note will operate as a waiver of any other payment or right.

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     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     If any provision of this Note is held to be invalid or unenforceable, the determination of invalidity or unenforceability of such provision will not affect the validity or enforceability of any other provision or provisions hereof.

     This Note will be binding upon Maker and its successors and assigns and will inure to the benefit of and be enforceable by Payee and its successors and assigns.

     This Note will be governed by, and construed and enforced in accordance with English law.

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

     IN WITNESS WHEREOF, Maker has caused this instrument to be executed as of the day and year first above written.


/s/ Martin Rushe
--------------------------------
Martin Rushe


SIGNED and DELIVERED
by MARTIN RUSHE as his
Deed in the presence of:

WITNESS



Signature:  /s/ David Lacey
            ---------------------------
Name:       David Lacey
            ---------------------------
Address:    6300 S. Syracuse, Suite 355
            Englewood, CO 80111
            ---------------------------


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